EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT

DOMESTIC SUBSIDIARIES                 FOREIGN SUBSIDIARIES

Westvaco Development                  Rigesa, Ltda.
Corporation                           Valinhos, Sao Paulo, Brazil
Summerville, South Carolina

Westvaco Kentucky, L.P.               Westvaco Asia, K.K.
Wickliffe, Kentucky                   Tokyo, Japan

The Forest Technology Group,          Westvaco Europe, S.A.
Inc.                                  Brussels, Belgium
Summerville, South Carolina

Westvaco Virginia, Inc.               Westvaco Canada, Ltd.
Covington, Virginia                   Toronto, Canada

Westvaco Texas, L.P.                  Westvaco (Barbados) Foreign
Delaware                              Sales Corporation
                                      Bridgtown, Barbados
AGI Incorporated
Illinois                              Westvaco Hong Kong, Ltd.
                                      Hong Kong
Klearfold, Inc.
Pennsylvania                          Westvaco Korea, Ltd.
                                      Seoul, South Korea
Westvaco Brand Security
                                      Westvaco de Mexico, S.A. de C.V.
Upland Resources, Inc.                Mexico City, Mexico
West Virginia
                                      Westvaco Pacific Pty. Limited
MPC Packaging Corporation             Sydney, Australia
North Carolina
                                      Westvaco Singapore Pte., Ltd.
Mebane Packaging Group, Inc.          Singapore
North Carolina
                                      Westvaco Specialty Products, S.A.
Mebane Tennessee, Inc.                Brussels, Belgium
Tennessee
                                      Westvaco South Africa (Pty) Ltd.
Mebane Packaging Group de Puerto      Cape Town, South Africa
Rico
Delaware
                                      Westvaco Svitavy, SPOL. S R.O.
IMPAC Group, Inc. (U.S.)              Svitavy, Czech Republic
Delaware
                                      Westvaco Taiwan, Ltd.
COGEN SOUTH L.L.C.                    Taipei, Taiwan

                                      Westvaco Worldwide
                                      Distribution, S.A.
                                      Neuchatel, Switzerland

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FOREIGN SUBSIDIARIES (continued)
Westvaco Graphics, S.A.
Switzerland

Shore Islands, S.L.
Spain

IMPAC Group, Inc. (Europe)
England and Wales

Sony Music Printing Group
The Netherlands

DuBOIS Holdings, Ltd.
Hannover, Germany